Execution Copy

Exhibit 10.19

ASSIGNMENT AND CONVEYANCE
OF OVERRIDING ROYALTY INTEREST

This ASSIGNMENT AND CONVEYANCE OF OVERRIDING ROYALTY INTEREST (this “ORRI Assignment”) is made as of November 28, 2006, to be effective as of the Effective Date (as hereinafter defined), by and between SONORAN ENERGY, INC., a Washington corporation] (herein called “Assignor”) and NGP CAPITAL RESOURCES COMPANY, a Maryland corporation (“NGP”).  The address of NGP (the “Assignee”) is set forth in Section 5(a) hereof.

WHEREAS, Assignor is the owner of, and has the right to transfer certain rights and interests in, certain oil and gas leases affecting and burdening certain lands located in the State of Texas and Louisiana; and

WHEREAS, Assignor agreed pursuant to a Credit Agreement dated as of November 28, 2006 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) to assign and convey to Assignee certain cost-free interests in and to such interests owned by Assignor.

NOW THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.

a)

Grant of Overriding Royalty Interest.  Assignor hereby grants, bargains, sells, assigns, conveys, transfers and sets over to Assignee, effective as of the Effective Date, an interest for Assignee more specifically described in Section 4 (each such interest is an “Overriding Royalty Interest” and collectively, the “Overriding Royalty Interests”) in and to the Subject Hydrocarbons (hereinafter defined) produced and saved from the oil and gas leases (collectively, “Leases” and individually, a “Lease”) described in or referred to in Exhibit A attached hereto and made a part hereof for all purposes (such interests and properties collectively called the “Subject Interests”).

TO HAVE AND TO HOLD the Overriding Royalty Interests, together with all and singular, all rights, privileges, options, hereditaments, and appurtenances pertaining to the Overriding Royalty Interests in anywise belonging, unto Assignee, and its respective successors and assigns forever, subject to the terms, conditions, exceptions, reservations, covenants, and agreements herein set forth.

(b)

“Subject Interests” Defined.  In addition to the specific interests described in Exhibit A, the Subject Interests also include (i) all interests in and to the Leases which are now held by Assignor, specifically including leasehold working interests and overriding royalty interests; (ii) all interests which are acquired by Assignor in the Leases after the date of execution of this ORRI Assignment; (iii) all extensions, renewals or replacements of any of the Leases described in Exhibit A affecting any portion of the lands covered by the Leases which are obtained by Assignor within one (1) year following the termination or expiration of a particular Lease; and (iv) all of the interests, property and rights described in the preceding clauses (i), (ii) and (iii) of this Section 1(b);

(1)

as the same may be enlarged or diminished by the provisions of the Leases, any unitization or pooling agreement or order, operating agreement, division order, transfer order or any other similar contract, instrument or order, whether recorded or unrecorded and whether or not described in Exhibit A, and all contracts, instruments and orders supplemental thereto, amendatory thereof or in substitution therefor, insofar as the same relate to such interests, as well as any rights, titles, claims or interests in and to such interests that Assignor now has or may hereafter obtain with respect to the interests (including production attributable thereto) of non-consenting parties under the non-consent provisions contained in any operating agreement, unit operating agreement, contract for development or similar instrument to which such interests are or may become subject;

(2)

as the same may be enlarged by the removal, whether by expiration or otherwise, of any leases, servitudes, charges or encumbrances to which such interests are subject; and

(3)

as the same may be diminished by abandonment or surrender thereof in accordance with Section 3(f).

(c)

Title Warranty.  Assignor represents and warrants to Assignee that the Overriding Royalty Interest conveyed hereby to Assignee is free and clear of any and all mortgages, deeds of trust, voluntary or contractual liens, pledges, security interests, charges, conditional sales or other title retention documents, or other encumbrances or burdens other than (i) those in favor of Assignee or the Administrative Agent under the Credit Agreement and (ii) Permitted Encumbrances.  Assignor hereby binds itself, its successors and assigns to warrant and forever defend the title to the Overriding Royalty Interests herein granted, conveyed, assigned, and transferred, subject only to Permitted Encumbrances, unto Assignee, its respective successors and assigns, against the lawful claims and demands of every person whomsoever claiming or to claim the same or any part thereof, by, through or under Assignor, but not otherwise.  Further, Assignor owns at least the net interests in the Subject Hydrocarbons produced from the Subject Interests as set forth in Exhibit A-1 under the column “Net Revenue Interest” and is not obligated to pay a greater share of the costs and expenses of operating the Subject Interests than the respective interests set forth in Exhibit A-1 under the column “Working Interest”.

“Permitted Encumbrances”, for purposes of this Agreement, shall mean

(1)

Existing lessor’s royalties, overriding royalties, production payments, reversionary interests and similar burdens if the net

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cumulative effect of such burdens does not operate to reduce Assignor’s entitlement to production from any lease below the “net revenue interest” set forth on Exhibit A;

(2)

The terms and conditions of all Leases, unit agreements, operating agreements, production sales contracts, exploration and development agreements and other similar agreements affecting the Subject Interests if the net cumulative effect of such burdens does not operate to reduce Assignor’s entitlement to production from any lease below the “net revenue interest” set forth on Exhibit A;

(3)

Liens for taxes, assessments or other governmental charges or levies not yet delinquent;

(4)

Liens of carriers, warehousemen, mechanics, materialmen and landlords for sums not yet delinquent and which exist on the Effective Date; and

(5)

Liens incurred in the ordinary course of business in connection with workmen’s compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, leases and contracts (other than for borrowed money) entered into in the ordinary course of business, or to secure obligations on surety or appeal bonds which exist on the Effective Date.

2.

Term of Overriding Royalty Interest.  The Overriding Royalty Interests will be effective as of the Effective Date (as defined in Section 5(m) below) and, subject to the other provisions of this ORRI Assignment, will remain in effect so long as any of the Leases comprising the Subject Interests remain in effect.

3.

Provisions and Covenants Applicable to the Overriding Royalty Interest.  The following shall apply to the Overriding Royalty Interests:

(a)

Subject Hydrocarbons.  The Overriding Royalty Interest of Assignee is exclusively an interest in gross production (subject, however, to Section 4(a) below) from activities conducted on or associated with or attributable to the Subject Interests, and Assignee shall look exclusively to the oil, gas, associated hydrocarbons and other minerals produced and saved from, and which shall accrue or be attributable to the Subject Interests and which are produced after the Effective Date and shall be deemed to include Hydrocarbons Proceeds (defined in Section 4(a) below), pursuant to its interests therein (all such production from or attributable to the lands described in Exhibit A herein called the “Subject Hydrocarbons”), for the satisfaction and realization of such Overriding Royalty Interest.  No Overriding Royalty Interest includes any right, title, or interest in and to any of the personal property, fixtures, or equipment now or hereafter placed upon the Subject Interests.  That portion of the Subject

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Hydrocarbons allocable to an Overriding Royalty Interest is herein called the “ORRI Hydrocarbons”.

(b)

Marketing.  Unless Assignee shall elect to take the ORRI Hydrocarbons in kind or otherwise arranges for the sale of the ORRI Hydrocarbons, Assignor, its successors and assigns shall have exclusive charge and control of the marketing of all ORRI Hydrocarbons and shall market the ORRI Hydrocarbons proportionately with and on the same terms as Subject Hydrocarbons and shall collect and receive the proceeds of the sale of all such production.  Notwithstanding the foregoing sentence, Assignee has the right to take the ORRI Hydrocarbons in kind and, subject to any existing production sales contracts and upon at least thirty (30) days written notice from Assignee, Assignor shall deliver the ORRI Hydrocarbons to Assignee at the tanks or pipeline inlet, as the case may be, where Assignor delivers the Subject Hydrocarbons (other than ORRI Hydrocarbons) to the purchaser thereof.

(c)

Runs with Land.  The Overriding Royalty Interests are not mere contract rights to receive money, but each Overriding Royalty Interest is an interest in real property in the Subject Interests, and shall burden and run with any transfer of the Subject Interests.  Each Overriding Royalty Interest is a covenant running with the land.

(d)

Assignee Not Liable for Expenses.  The Assignee shall not be responsible personally for payment of any part of the costs, expenses or other liabilities related to the Subject Interests (other than production, property, gross production and other similar taxes, severance taxes, ad valorem, excise, occupation and windfall profit taxes, gathering taxes or fees, business license fees and pipeline regulatory taxes or fees attributable to the ORRI Assignment) including, but not limited to, liabilities incurred by anyone in developing, exploring, equipping, operating and abandoning the Subject Interests, before or after the Effective Date, and Assignor hereby agrees to indemnify and save Assignee harmless from and against any and all such responsibility and liability.  Nothing herein shall ever be construed to create a partnership, joint venture, mining partnership or association between Assignor and Assignee.

(e)

Access and Inspection of Information.  Assignee and its representatives shall, at the expense of Assignor, (i) maintain books and records sufficient to allow Assignor to determine the payments to make under this ORRI Assignment and Assignee shall have access during normal business hours to such books and records, (ii) have access to the Subject Interests and (iii) have access to observe all operations conducted thereon.  Subject to confidentiality restrictions in favor of third parties, Assignor shall on request promptly furnish Assignee with any and all geological, geophysical and engineering information and information related to deductions from proceeds payable to Assignor in Assignor’s possession and pertaining to the Subject Interests, provided that Assignee shall use reasonable efforts to keep all non-public information confidential. Notwithstanding the foregoing, Assignee does not have a confidentiality obligation with respect to its Affiliates, any prospective purchaser of the Overriding Royalty Interest of Assignee (provided that such prospective purchaser agrees that it will maintain the confidentiality of such information on terms

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comparable to Assignee’s obligations under this ORRI Assignment) or any governmental agency.

(f)

Operations.  In general, Assignor shall act as a reasonable and prudent operator in maintaining and operating the Subject Interests and will act in accordance with all applicable laws, rules and regulations.  Assignor specifically agrees to use its reasonable best efforts, consistent with the standards of a reasonable and prudent operator, to keep and perform all of the terms, conditions, and covenants, express and implied, of the Leases or imposed by other parties or governmental authorities without further consent of Assignee to be kept and performed by the lessee thereunder and agrees to give Assignee the benefit of each of said express and implied covenants.  Assignor shall have the right to obtain from the lessors of the Leases such modification agreements or time extensions as Assignor may elect; provided, however, that no such modification agreements or time extensions shall reduce the amount of the Overriding Royalty Interest payments to Assignee or prejudice Assignee’s rights in any material respect.  Assignor further reserves the right, without the further consent or joinder of Assignee, to unitize, pool or otherwise combine all or any portion of the Leases and the lands covered thereby and the Overriding Royalty Interests described and conveyed herein with any other lands or leases, on the terms and conditions as set forth in the Leases.  Assignor agrees to conduct and carry on, or cause to be conducted and carried on all operations respecting the Leases with reasonable and prudent business judgment and in accordance with good oil and gas field practices and to cause every well within the lands covered by the Leases to be operated in a good, prudent and workmanlike manner, and all improvements and equipment necessary or useful to the operation of the same to be provided and all to be done that a reasonably prudent operator would do, including cleaning out, reconditioning, plugging back or deepening operations where necessary.  Nothing herein contained shall obligate Assignor, however, to continue to operate any well within the lands covered by the Leases when, in Assignor’s good faith opinion, the well ceases to produce or, in the opinion of a reasonable and prudent operator, is not capable of producing oil, gas or other hydrocarbons in paying quantities.  For purposes of the preceding sentence, production “in paying quantities” with respect to a well shall mean production at such levels to generate, on an annual basis, total income net of landowners’ royalties, production payments, overriding royalty interests and other burdens existing on the Effective Date, including, without limitation, the Overriding Royalty Interests conveyed hereby, equal to or greater than prudently incurred cash operating and marketing costs.  Assignor agrees that, without Assignee’s prior written consent (which shall not be unreasonably withheld), it will neither terminate any of the Leases nor surrender or release any of the lands covered thereby except (i) in connection with the abandonment of a well in compliance with this Section 3(f) or (ii) pursuant to an operating agreement or other obligation of Assignor under an order of forced pooling.  The expiration of a Lease in accordance with its terms (other than by termination, surrender or release by Assignor) shall not be considered to be a voluntary surrender or abandonment thereof.

Notwithstanding the foregoing,

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(1)

Assignee, acting solely in its capacity as an assignee pursuant to this ORRI Assignment, shall not have any right or power to (i) participate in any decisions respecting drilling or operations on the Subject Interests, excepting those rights and powers conferred on Assignee pursuant to Section 3(b) above, (ii) remove or seek to remove operator from its position as operator or (iii) takeover operations respecting any of the Subject Interests.

(2)

The preceding clause (1) shall not affect or impair the rights or powers of Assignee or its Affiliates acting in its capacity as a Lender under the Credit Agreement and other Loan Documents.

4.

Nature and Measurement of Overriding Royalty Interest.

(a)

Free and Clear.  The Overriding Royalty Interest of Assignee shall be equal to an undivided percentage of all Subject Hydrocarbons produced and saved from the Subject Interests, free and clear of all cost, expense, risk and liability for developing, operating or abandoning the Subject Interests or for treating, processing, or transporting the Subject Hydrocarbons (including the ORRI Hydrocarbons) such that Assignee would receive an amount equal to Three percent (3%) (“Assignee’s Percentage”) of Hydrocarbon Proceeds (defined below) (but excluding any revenue from the sale of any Subject Interests), including, without limitation, Assignee’s Percentage of Hydrocarbon Proceeds for the life of (a) the Subject Interests, (b) a well within the Subject Interests as of the Effective Date, (c) a well drilled on the lands comprising the Subject Interests after the Effective Date, (d) a Subject Interest in which a well drilled on the lands comprising the Subject Interests after the Effective Date is located, and (e) any replacement or offset well within the Subject Interests that produces Hydrocarbons that may be deemed to have been recovered by a well drilled on the lands comprising the Subject Interests after the Effective Date, or by a Subject Interest in which a well drilled on the lands comprising the Subject Interests after the Effective Date is located.  “Hydrocarbon Proceeds” means the sum of all revenues and proceeds (i) from the sale of Hydrocarbons attributable to the Subject Interests and (ii) received by Assignor or its Subsidiaries.  The Overriding Royalty Interest is not payable with respect to any oil, gas or other minerals used for Lease operations, including but not limited to, recycling, pressurization, compression, gathering or similar operations.  The Overriding Royalty Interest is proportionately reducible to the leasehold working interest in Subject Interests owned by Assignor, in each portion of the lands to which the Overriding Royalty Interest applies.  For example, if Assignor owns, in a particular tract or parcel, less than all of the leasehold working interest in the Leases and/or if the Leases cover less than all of the mineral interest in the lands affected by the Leases, then the Overriding Royalty Interest conveyed hereby would, as to such portion, be reduced proportionately.  The Overriding Royalty Interest shall be subject to its proportionate share of all applicable production, gross production and other similar taxes, property, severance, ad valorem, excise, occupation, gathering taxes or fees, business license fees and pipeline regulatory taxes or fees and windfall profit taxes, and Assignor is hereby authorized to pay or cause to be paid any of such taxes levied or

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assessed upon the Overriding Royalty Interest or upon the ORRI Hydrocarbons, and, if so paid, to deduct such amounts from the payments due to Assignee hereunder.

(b)

Direct Payment.  Until otherwise instructed in writing by Assignee or unless Assignee elects to take the ORRI Hydrocarbons in kind, Assignor agrees, for the account of Assignee and as Assignee’s agent, in trust, to collect the proceeds of production with respect to any Subject Interests operated by Assignor from all purchasers under product sales contracts and other third parties and to remit amounts owing to Assignee in accordance with this Section 4.  To the extent permitted under product sales contracts, Assignor shall cause to be prepared and executed such division orders, transfer orders, or instructions in lieu thereof as may be reasonably required from time to time by Assignee with respect to any Subject Interests to cause the payments in respect of the Overriding Royalty Interest of Assignee to be made directly to Assignee, and Assignee may at any time deliver the same to purchasers of production in order that payment will thereafter be made directly to Assignee.  Assignor agrees to use its reasonable good faith efforts not to enter into any product sales contracts relating to any of the Subject Interests which do not allow for the delivery of such division orders, transfer orders or instructions in lieu thereof without the prior written consent of Assignee unless Assignor can obtain a better price without the inclusion of a provision permitting delivery of such instruments or Assignor sells under a purchaser’s standard form contract with a term of thirty (30) days or less which does not provide for delivery of such instruments.  Payments in respect of the Overriding Royalty Interest of Assignee that are to be made by Assignor under this Section 4(b) shall be made to Assignee each month promptly following Assignor’s receipt of proceeds from the applicable production purchaser, in any event, however within sixty (60) days of the end of the month in which oil and other liquid Hydrocarbon production occurs, and within ninety (90) days after the end of the month in which gas Hydrocarbon production occurs.

5.

General Provisions.

(a)

Notices.  All notices, communications and payments required or permitted to be given hereunder shall be deemed to be properly delivered the earlier of the date when actually delivered or three (3) days after being deposited in the U.S. mail as certified mail, return receipt requested with adequate prepaid postage affixed thereto at these addresses:

(1)

If to Assignor:

Sonoran Energy, Inc.
14180 N. Dallas Parkway, Suite 400

Dallas, Texas 75254
Attention:  Frank T. Smith

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(2)

If to NGP:

NGP Capital Resources Company
c/o John H. Homier
1221 McKinney Street, Suite 2975
Houston, Texas  77010
Attn: John H. Homier

with a copy to:

Mayer, Brown, Rowe & Maw LLP
700 Louisiana Street, Suite 3400
Houston, Texas 77002
Attn:  Kevin L. Shaw

Any party may specify as a different address for notice purposes any other post office address by giving the other parties hereto at least fifteen (15) days written notice thereof.

(b)

Successors and Assigns.  All agreements and conditions between the parties hereto shall extend to and be binding upon their respective heirs, successors and assigns.  Any transferee of an Overriding Royalty Interest shall affirmatively assume the obligations of the Assignee thereunder, if any, and any purported transfer of an Overriding Royalty Interest without such assumption shall be void.

(c)

Notice of Change of Ownership.  No change of ownership of an Overriding Royalty Interest will be binding upon Assignor until Assignor is furnished with photocopies of the recorded documents evidencing such change.

(d)

Conveyance to NGP Subject to Agreement Concerning Overriding Royalty Interest.  This ORRI Assignment is subject to the terms and provision of that certain Agreement Concerning Overriding Royalty Interests dated as of November 28, 2006, between Assignor and NGP, as the same may be amended, restated, supplemented or otherwise modified from time-to-time.

(e)

Further Assurances.  Assignor agrees to execute, acknowledge and deliver, as appropriate, any and all such other and additional instruments, notices, and other documents (including, without limitation, any documents, forms or instruments in connection with this ORRI Assignment and the rights and interests granted hereby as may be required by the Bureau of Land Management, the Minerals Management Service or any other federal, state or municipal governments and departments, commissions, boards and officers thereof) and to perform such other acts as may reasonably be requested by Assignee to more fully assure Assignee and its successors or assigns all of the rights and interests hereby granted or intended so to be and to pay upon demand all costs and expenses of the preparation, filing and/or recording thereof.  In addition, Assignor agrees to make available to Assignee on a timely basis at Assignor’s expense the books, records and charts of Assignor with respect to the

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Subject Interests, including, without limitation, all information with respect to production from the Subject Interests.

(f)

Headings.  The headings of the articles and sections of this ORRI Assignment are for convenience of reference only and shall not limit or otherwise affect any of the terms or provisions of this ORRI Assignment.

(g)

Unenforceable or Inapplicable Provisions.  If any provision of this ORRI Assignment is invalid or unenforceable in any jurisdiction, the other provisions hereof shall remain in full force and effect in such jurisdiction and the remaining provisions shall be liberally construed in order to carry out the intent of this ORRI Assignment.  The invalidity of any provision of this ORRI Assignment in any jurisdiction shall not affect the validity and enforceability of such provision in any other jurisdiction.

(h)

Counterparts.  This ORRI Assignment may be executed in several original counterparts.  To facilitate filing and recording, there may be omitted from certain counterparts the parts of Exhibit A hereto containing specific descriptions of certain Subject Interests which relate to land under the jurisdiction of offices or located in counties or parishes other than the office or county or parish in which the particular counterpart is to be filed or recorded.  Each counterpart shall be deemed to be an original for all purposes, and all counterparts shall together constitute but one and the same instrument.

(i)

References.  References made in this ORRI Assignment, including use of a pronoun, shall be deemed to include where applicable, masculine, feminine, singular or plural, individuals, partnerships, corporations and other persons.  As used in this ORRI Assignment “person” shall mean any natural person, corporation, partnership, trust, estate or other entity.  Unless otherwise defined herein or the context otherwise requires, the capitalized terms used in this ORRI Assignment have the meanings provided in the Credit Agreement.

(j)

Choice of Law.  Insofar as permitted by otherwise applicable law, this ORRI Assignment shall be construed under and governed by the laws of the State of New York; provided, however, that, with respect to any portion of the Subject Interests located outside of the State of New York, the laws of the state where such property is located shall apply to the extent, and only to the extent, necessary to permit creation and ownership of the Overriding Royalty Interests and permit Assignee to enforce or realize upon its rights and remedies hereunder with respect to such property.

(k)

Recording References.  All recording references in Exhibit A are to the official real property records of the county or parish in which the affected land is located.  The references in Exhibit A hereto to liens, encumbrances and other burdens shall not be deemed to recognize or create any rights in third parties.

(l)

Estimates.  In each case where Assignor is required to make an estimate hereunder, such estimate shall be a reasonable estimate made in good faith.

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(m)

Effective Date.  The grant of the Overriding Royalty Interest shall be effective as of November 1, 2006 at 7:00 a.m. local time at the location of the Subject Interests (the “Effective Date”).

(n)

Rule Against Perpetuities Savings Clause.  Any future interests created or contemplated by this ORRI Assignment which are determined to be subject to the Rule Against Perpetuities shall, if they have not theretofore vested, be extinguished whenever twenty-one years less one day shall have elapsed after the death of the last survivor of Queen Elizabeth II of the House of Windsor, England, and Phillip Mountbatten, Prince Phillip, Duke of Edinburgh, and their children and grandchildren who are living at the date of the execution of this ORRI Assignment.

[Signature pages follow]

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IN WITNESS WHEREOF, this ORRI Assignment is executed on the date of the acknowledgment hereto.

ASSIGNOR:

SONORAN ENERGY, INC.
a Washington corporation

By:

/s/ Frank T. Smith

Name:

Frank T. Smith, Jr.
Title:

Executive Vice President and CFO

Address:   Sonoran Energy, Inc.

Pacific Center 1
14180 N. Dallas Parkway, Suite 400

Dallas, Texas 75254

Attention:

Frank T. Smith
Telephone:

(469) 374-9068

Facsimile:

(469) 374-9265

S-1

ASSIGNEE:

NGP CAPITAL RESOURCES COMPANY,
a Maryland corporation

By:

/s/ John H. Homier

Name:

John H. Homier
Title:

President

Address:

1221 McKinney Street, Suite 2975
Houston, TX  77010
Attention:  John H. Homier

S-2

ACKNOWLEDGMENT

STATE OF TEXAS

)

)  SS.
COUNTY OF HARRIS

)

BE IT REMEMBERED that I, Suzanne B. Snow, a Notary Public duly qualified, commissioned, sworn and acting in and for the County and State aforesaid, hereby certify that, on this 29th day of November, 2006, there appeared before me Frank T. Smith, Jr., the Executive Vice President and CFO of Sonoran Energy, Inc., a Washington corporation whose address is Sonoran Energy, Inc., Pacific Center 1, 14180 N. Dallas Parkway, Suite 400, Dallas, Texas 75254.

TEXAS

This instrument was acknowledged before me on this day by each such person as the designated officer of the company or corporation set opposite his name (or a Trustee, as the case may be) on behalf of said company or corporation set opposite his name (or of himself as Trustee, as the case may be).

Witness my hand and official seal.

Notary Public, State of Texas

Residing at Houston, Harris County, Texas

My commission expires: December 21, 2006

Notarial No. 00116175-3

ACKNOWLEDGMENT

STATE OF TEXAS

)

)  SS.
COUNTY OF HARRIS

)

BE IT REMEMBERED that I, Suzanne B. Snow, a Notary Public duly qualified, commissioned, sworn and acting in and for the County and State aforesaid, hereby certify that, on this 29th day of November, 2006, there appeared before me severally each of the following persons, each being the designated officer of the corporation set opposite his name, and each such corporation being a party to the foregoing instrument:

John H. Homier, the President of NGP Capital Resources Company, a Maryland corporation, whose address is c/o John H. Homier, 1221 McKinney Street, Suite 2975, Houston, Texas 77010.

TEXAS

This instrument was acknowledged before me on this day by each such person as the designated officer of the corporation set opposite his name (or a Trustee, as the case may be) on behalf of said corporation set opposite his name (or of himself as Trustee, as the case may be).

Witness my hand and official seal.

Notary Public, State of Texas

Residing at Houston, Harris County, Texas

My commission expires: December 21, 2006
Notarial No. 00116175-3

EXHIBIT A TO
ASSIGNMENT AND CONVEYANCE OF
OVERRIDING ROYALTY INTEREST
dated as of November 28, 2006, from Sonoran Energy, Inc. to
NGP Capital Resources Company

DESCRIPTION OF SUBJECT INTERESTS

[to be attached and include a description of the Leases and Lands for existing wells]

EXHIBIT A-1 TO
ASSIGNMENT AND CONVEYANCE OF
OVERRIDING ROYALTY INTEREST
dated as of November 28, 2006, from Sonoran Energy, Inc. to
NGP Capital Resources Company

[taken from well list with NRI]